Exhibit 99.1

FIRST QUARTER RESULTS

     OUR HISTORIC BEST . . .

REPORTS NATIONAL BEVERAGE CORP.

(ON TRACK . . . YES!)

FORT LAUDERDALE, FL, September 10, 2014 . . . National Beverage Corp. (NASDAQ:FIZZ) today reported results for the three months ended August 2, 2014.

“Our current elation is a result of many exciting rewards due to the outstanding efforts of Team National. Our historical best ever first quarter, our great annual report and our proxy that will certainly tell the reader that FIZZ is ‘X-ploding,’ reflect our intense focus . . . but the ultimate achievement is that – Team National is standing tall again!” stated Nick A. Caporella, Chairman and Chief Executive Officer.

For the first quarter ended August 2, 2014 –

(in thousands, except EPS)

●	Revenues	$174,637
●	Net Income	$15,363
●	EPS	$.33
●	EBITDA*	$26,445

“On September 5, 2013, we requested that our shareholders use the financial performance for the trailing twelve month period, ended first quarter August 2, 2014; reserving their judgment until that period concluded and not being influenced by just one quarter of FY2014. Well, you did just that – and we are so grateful for that faith and trust. Below are those results,” continued Caporella.

For the Trailing Twelve Months ended August 2, 2014 –
(in millions, except EPS)

Sales	Net Income	EBITDA*	EPS
$ 643.4	$ 46.9	$ 80.3	$1.00

-more-

National Beverage Corp.

“Years ago, while preparing an earnings release, a CEO of great stature offered his profoundness: ‘Too much detail (explanations) is not for investors; lenders are taught to ‘hear’ detail, so it’s okay for your banker’ . . . well, I have made it a practice to do neither – ever! Notwithstanding this statement, it is very tempting at times of great performance to ‘explain’ how great it really was! Today . . . we not only strive to reward our shareholders – but provide great healthcare for our Team National! The last part of the previous sentence is far tougher and costlier – than at any other time in my career. That’s a Yes!

Currently, the soft drink consumer is being actively entertained; rightfully so! Our total focus is to lead the way to more healthy, more ‘Innocent,’ more refreshing and optically, more entertaining contentment for our consumers! We are nearing another milestone in the evolution of our concept of brand theming; launching a true innovation by LaCroix.

The Chairman’s message in our newly released annual report explains more, but hopefully this new launch will again validate the ‘essence of something great!’ Quoting from the recent annual report – All Greatness . . . Starts With The Need For It!” concluded a truly sincere Caporella.

National Beverage’s iconic brands are the genuine essence . . . of America.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

-more-

National Beverage Corp.

National Beverage Corp.
Consolidated Results for the Periods Ended August 2, 2014
(in thousands, except per share amounts)

	Three Months Ended	Trailing Twelve Months Ended
	August 2, 2014	August 2, 2014

Net Sales	$174,637	$643,419

Operating Profit	$22,204	$67,976

Net Income	$15,363	$46,928

Earnings Per Common Share
Basic	$.33	$1.00
Diluted	$.33	$.99

Average Common Shares Outstanding
Basic	46,336	46,333
Diluted	46,529	46,522

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings. The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

*Although the Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), management believes that the disclosure of EBITDA, a non-GAAP financial measure, may provide users of this financial information with additional insights into the operating performance of the business. EBITDA (in thousands) for the three and twelve month periods ended August 2, 2014 of $26,445 and $80,339, respectively, is calculated by adding the following expenses back to Net Income for each of the periods: Depreciation and Amortization of $3,048 and $11,808; Net Interest Expense of $120 and $572; and Provision for Income Taxes of $7,914 and $21,031.